UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 15, 2005

SONUS PHARMACEUTICALS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26866	95-4343413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

22026 20th Avenue S.E., Bothell, Washington 98021
(Address of principal executive offices)

(425) 487-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 15, 2005, Sonus Pharmaceuticals, Inc., a Delaware corporation (“Sonus”), entered into a Securities Purchase Agreement with certain qualified institutional buyers and large institutional accredited investors, pursuant to which Sonus sold an aggregate of 4,651,869 shares of common stock and warrants to purchase an aggregate of 2,325,936 shares of common stock, resulting in approximately $17.8 million of gross proceeds and net proceeds of approximately $16.8 million.  The common stock was sold at $3.77 per share, which was equal to the closing bid price of Sonus’ common stock on August 12, 2005, the trading day immediately preceding the date of the Securities Purchase Agreement.  The corresponding warrants were sold at a purchase price of $.125 multiplied by the number of shares of common stock purchasable under each warrant.  Each warrant has a five year term and entitles its holder to purchase that number of shares of common stock equal to 50% of the common stock purchased by such investor, at an exercise price of $4.15 per share.  Sonus may be required to issue additional warrants to purchase up to 697,783 shares of common stock, on the same terms as the warrants described above, upon the occurrence of certain events described in the Securities Purchase Agreement.

In connection with the issuance of the common stock and warrants, Sonus entered into a Registration Rights Agreement with the purchasers obligating Sonus to register for resale the shares of the common stock sold in the private placement and the shares of common stock issuable upon the exercise of the associated warrants discussed above on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within twenty (20) days of the closing date.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Registration Rights Agreement and the form of Warrant, which are filed as Exhibits 10.01, 10.02 and 10.03, respectively, to this report and are incorporated herein by reference.  The press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.                                          Unregistered Sales of Equity Securities.

The information set forth on Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 with respect to the agreements to issue equity securities described therein.  The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.  The agreements executed in connection with the private placement contain representations to support Sonus’ reasonable belief that the investors had access to information concerning its operations and financial condition, the investors are acquiring the securities for their own account and not with a view to the distribution thereof, and that the investors are either qualified institutional buyers, as defined by Rule 144A(a)(1) promulgated under the Securities Act of 1933, as amended, or large institutional accredited investors.  At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended, and the certificates representing the securities shall bear legends to that effect.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description
10.01	Securities Purchase Agreement, dated August 15, 2005, by and among Sonus Pharmaceuticals, Inc. and the investors named therein.

10.02	Registration Rights Agreement, dated August 15, 2005, by and among Sonus Pharmaceuticals, Inc. and the investors named therein.

10.03	Form of Warrant.

99.1	Press Release dated August 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: August 17, 2005	By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.01	Securities Purchase Agreement, dated August 15, 2005, by and among Sonus Pharmaceuticals, Inc. and the investors named therein.

10.02	Registration Rights Agreement, dated August 15, 2005, by and among Sonus Pharmaceuticals, Inc. and the investors named therein.

10.03	Form of Warrant.

99.1	Press Release dated August 16, 2005.